f050607000117

CSC 45

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

K-MAC ENTERPRISES INC.

Under Section 805 of the Business Corporation Law

1. The name of the Corporation is:

K-MAC ENTERPRISES INC.

2. The Certificate of Incorporation was filed by the Department of State on the 31st day of December 2004.

3. The Certificate of Incorporation is hereby amended to change the the number of authorized shares from 200 shares without par value to 10,000,000 shares with a par value of .0001.

Of the presently authorized shares no shares are issued and 200 shares without par value are unissued, the 200 no par value unissued shares will be changed into 10,000,000 shares with a par value of .0001 at a rate of one old unissued share without par value for 50,000 new shares with a par value of .0001.

Paragraph Fourth of the Certificate of Incorporation is amended to read as follows:

FOURTH: The aggregate number of shares the corporation shall have the authority to issue is Ten Million (10,000,000) share with a par value of $0.0001 per share.

4. This amendment to the Certificate of Incorporation was authorized by written consent of the sole director and followed by written consent of the sole incorporator there being no shareholders of record, no subscribers for shares whose subscriptions have been accepted.

Dated: May 25, 2005

Keith McNally, President

F050607000417

CERTIFICATE OF AMENDMENT

OF

K-MAC ENTERPRISES INC.

Under Section 805 of the Business Corporation Law

Filer:

Mr. Keith Mcnally
1209A Hempstead Turnpike
Franklin Square, NY 11010
379342/TDO

100

STATE OF NEW YORK
DEPARTMENT OF STATE

JUN 0 7 2005

FILED
TAX $
BY:

RECEIVED
2005 JUN -7 PM 12:00

CSC 45

RECEIVED
2005 JUN -6 AM 10:05

050607000413

2005 JUN -7 PM 4:25

FILED

3

N. Y. S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS — ALBANY, NY 12231-0001

FILING RECEIPT

ENTITY NAME: K-MAC ENTERPRISES INC.

DOCUMENT TYPE: AMENDMENT (DOMESTIC BUSINESS) — COUNTY: NASS
STOCK

SERVICE COMPANY: CORPORATION SERVICE COMPANY — SERVICE CODE: 45

FILED:06/07/2005 DURATION:********* CASH#:050607001163 FILM #:050607001117

ADDRESS FOR PROCESS

REGISTERED AGENT

STOCK: 10000000 PV .0001000

FILER	FEES	105.00	PAYMENTS	105.00
	FILING	60.00	CASH	0.00
	TAX	10.00	CHECK	0.00
MR. KEITH MCNALLY	CERT	0.00	CHARGE	0.00
1209A HEMPSTEAD TURNPIKE	COPIES	10.00	DRAWDOWN	105.00
	HANDLING	25.00	OPAL	0.00
FRANKLIN SQUARE, NY 11010			REFUND	0.00

379342TDO — DOS-1025 (11/89)